Earnings Supplement Q2 2021

2 Q2 Financial Highlights Q2 2021 (1) Defined as Adj. EBITDA, minus CAPEX, plus or minus change in contract assets Q2 2020 Revenue $61.1 million $22.1 million Adj. EBITDA $46.1 million $15.4 million Adj. Operating Cash Flow1 $ 30.5 million $11.1 million Total Certs 46,408 18,684

3 Recent Accomplishments Open Lending and Partners Strongly Positioned  Credit union and bank lenders are well capitalized with ample liquidity  Insurers modestly impacted relative to other industries and profitable in 2020 & 2021  Low interest rate environment, traditional lenders retrenching, and commuters shifting away from public modes of transportation are driving positive trends  Credit Union & Banks – 87% cert growth Q2’21 compared to Q2’20  Signed third insurance partner agreement with American National  Partnered with 5 new refinance lenders in Q2  Executed 22 contracts with new customers in Q2  Over 15 active implementations with “go live” dates in the next 60 – 90 days Recent Business Highlights OEM Opportunity  OEM #1  185% cert growth Q2’21 compared to Q2’20  33% cert growth Q2’21 compared to Q1’21  OEM #2  42% cert growth Q2’21 compared to Q1’21  Building out pipeline with other OEMs for the future

4 Well Defined Growth Plan Expand Core Business1 OEM Opportunity2 CECL Relief 3 4 6 5 Broaden Our Offerings Launch into New Channels Refinance Opportunities Near Term Growth Strategy Longer Term Growth Strategy  Drive Loan Volume through Further Wallet-Share Increase and Customer Penetration  Expansion of Lender Base  Increase OEM Captive Penetration by Addressing Broader Credit Spectrum and Deployment of Subvention Capabilities  Enhanced Value Proposition to Lenders Provided via CECL Relief  Increased Profitability for Financial Institutions in Near Prime Auto  Enhanced Focus on Refinance Program to Drive Additional Cert Volume  Ease of Customer Access in Reduced Interaction Environment  Expansion into Adjacent Asset Classes (e.g., leases)  Establish Broader Auto Platform (e.g., hub and spoke)  Prime Decisioning SaaS Solution  Expansion into Other Consumer Asset Classes

5 Understanding Changes in Contract Assets and Profit Share Revenue In LTM period, 80%+ of Changes in Contract Asset Estimates Driven by Realized Portfolio Performance as Opposed to Changes in Prospective Estimates (1,678) 5,301  6,176  3,973  7,811  (12,036) 734  (1,462) 1,324 1,101  4,014  Q1‐20 Q2‐20 Q3‐20 Q4‐20 Q1‐21 Q2‐21 Lower than projected claims and severity of  losses in historical periods drove positive  changes to contract asset estimates that in  turn drive strong near‐term cash flows  Prospective  Changes in  Assumptions Realized  Portfolio  Performance ($ in thousands) Change in Contract Asset Estimates and Profit Share Revenue: ($12,036) ($944) $3,839 $7,500 $5,074 $11,825 Covid Impact

6 Understanding Profit Share Unit Economic Trends Profit Share Unit Economics Normalized While Achieving Record Cert Volumes • Profit share unit economics normalized as we removed COVID‐19 underwriting standards • Removed vehicle value discount in April 2021, which drove ~15% premium increase during pandemic • These underwriting changes resulted in record cert loan volume and expanded our competitive positioning • Closure rates improved by over 20% after removing COVID‐19 underwriting standards • Strategically shifted our channel mix and unit economics remain strong across all channels • Unit level pricing is dependent on risk and Open Lending is constantly evaluating the best risk‐adjusted  opportunities in the market to deploy Lender’s Protection • Refinance channel has grown to ~20% of total certs in Q2 and exhibits high quality and predictable credit  characteristics; channel remains an attractive avenue for growth • Continued strong loan performance would result in positive changes in contract assets, profit share revenues and  cash flows

Q2 2021 Key Performance Indicators

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Certs				
CU & Bank Certs	30,398	16,242	52,325	35,104
OEM Certs	16,010	2,442	27,401	11,604
Total Certs	**46,408**	**18,684**	**79,726**	**46,708**
Unit Economics				
Avg. Profit Share Revenue per Cert (1)	$ 582	$ 701	$ 623	$ 619
Avg. Program Fee Revenue per Cert	$ 444	$ 471	$ 445	$ 460
Originations				
Facilitated Loan Origination Volume *($ in 000)*	$ 1,170,461	$ 409,934	$ 1,950,822	$ 1,037,031
Average Loan Size	25,221	21,940	24,469	22,202
Channel Overview				
New Vehicle Certs as a % of Total	16.9%	11.8%	16.5%	14.4%
Used Vehicle Certs as a % of Total	83.1%	88.2%	83.5%	85.6%
Indirect Certs as a % of Total	84.4%	72.3%	83.9%	75.8%
Direct Certs as a % of Total	15.6%	27.7%	16.1%	24.2%

(1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was $11.8 million and ($1.0) million, for the three months ended June 30, 2021 and 2020, respectively. The profit share revenue impact related to change in estimates of historical vintages was $16.9 million and ($13.0) million, for the six months ended June 30, 2021 and 2020, respectively.

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Q2 2021 Financial Update

($ in 000)	Three Months Ended June, 2021	Three Months Ended June, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Revenue				
Program fees	$ 20,597	$ 8,793	$ 35,508	$ 21,505
Profit share	38,842	12,163	66,572	15,938
Claims administration service fees	1,686	1,111	3,053	2,054
Total revenue	**61,125**	**22,067**	**105,133**	**39,497**
Cost of services	4,140	1,827	7,502	4,322
Gross profit	**56,985**	**20,240**	**97,631**	**35,175**
Operating expenses				
General and administrative (1)	8,381	14,650	16,593	18,218
Selling and marketing (2)	2,954	1,295	5,351	3,373
Research and development	773	349	1,364	707
Operating income	**44,877**	**3,946**	**74,323**	**12,877**
Other income/expense				
Interest expense	(1,122)	(3,644)	(4,411)	(4,408)
Interest income	58	44	142	61
Gain on tax receivable agreement extinguishment (3)	55,422	-	55,422	-
Loss on extinguishment of debt (4)	-	-	(8,778)	-
Change in fair value of contigent consideration (5)	-	(48,802)	-	(48,802)
Other (expense) income	(2)	3	(133)	3
Income before income taxes	**99,233**	**(48,453)**	**116,565**	**(40,269)**
Provision for income taxes	23,267	1,352	27,737	1,364
Net income and comprehensive income	**$ 75,966**	**$ (49,805)**	**$ 88,828**	**$ (41,633)**
Adjusted EBITDA	**$ 46,056**	**$ 15,414**	**$ 76,349**	**$ 24,971**

(1) During the three and six months ended June 30, 2020, general and administrative expenses included a $9.1 million transaction bonus awarded to key employees and directors and $2.2 million of non-cash charges incurred in connection with the accelerated vesting of legacy share-based awards, as a result of the Business Combination.

(2) Selling and marketing expenses increased primarily due to an increase in employee compensation and commissions costs driven by both increased headcount and sales.

(3) Reflects the gain recognized as a result of the early termination and settlement of the tax recievable agreement.

(4) Reflects the loss recognized in connection with the refinancing of our Term Loan due 2027 on March 19, 2021, which primarily consisits of the write-off of unamortized deferred financing costs.

(5) Reflects non-cash charges for the change in the estimated fair value of contingent consideration shares from June 10, 2020 through the date when each tranche of contingent consideration shares vested as the share price performace milestone was achieved.

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9 Adjusted EBITDA 2021 2020 2021 2020 Net income (loss) 75,966$ (49,805)$ 88,828$ (41,633)$ Non-GAAP adjustments: Interest expense 1,122 3,644 4,411 4,408 Provision for income taxes 23,267 1,352 27,737 1,364 Depreciation and amortization expense 196 120 389 242 Share-based compensation (1) 927 2,189 1,628 2,676 Gain on tax receivable agreement extinguishment (2) (55,422) - (55,422) - Loss on extinguishment of debt (3) - - 8,778 - Change in fair value of contingent consideration (4) - 48,802 - 48,802 Transaction bonuses (5) - 9,112 - 9,112 Total adjustments (29,910) 65,219 (12,479) 66,604 Adjusted EBITDA 46,056 15,414 76,349 24,971 Total revenue 61,125$ 22,067$ 105,133$ 39,497$ Adjusted EBITDA margin 75% 70% 73% 63% Adjusted Operating Cash Flows (6) Adjusted EBITDA 46,056$ 15,414$ 76,349$ 24,971$ Capex (838) (341) (841) (424) (Increase) decrease in contract assets (14,715) (3,977) (22,591) 225 Adjusted Operating Cash Flows 30,503$ 11,096$ 52,917$ 24,772$ (6) Adjusted operating cash flow is defined as adjusted EBITDA, minus capex, plus or minus change in contract assets. (2) Reflects the gain recognized as a result of the early termination and settlement of the tax receivable agreement. (3) Reflects the loss recognized in connection with the refinancing of our Term Loan due 2027 on March 19, 2021, which primarily consists of the write-off of unamortized deferred financing costs. (4) Reflects non-cash charges for the change in the estimated fair value of contingent consideration from June 10, 2020 through June 30, 2020. (5) Reflects transaction bonuses awarded to key employees and directors in connection with the Business Combination in the three and six months ended June 30, 2020. Three Months Ended June Six Months Ended June 30, (1) Includes $2.2 million of non-cash charges incurred in connection with the accelerated vesting of the legacy share-based awards, as a result of the Business Combination for the three and six months ended June 30, 2020. Reconciliation of GAAP to Non-GAAP Financial Measures ($ in 000)

10 Total Current Share Count Shares In millions Total Shares Outstanding August 10, 2021 126.2 Treasury Shares 2.0 Total Shares Issued 128.2